Exhibit 10.15

EXECUTIVE RESTRICTED STOCK AGREEMENT
Western Alliance Bancorporation (the “Company”) has granted to the Participant
(or “you”) named in the Notice of Grant of Restricted Stock (the “Grant Notice”) to which this Executive Restricted Stock Agreement (the “Agreement”) is attached an Award consisting of Restricted Stock subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to the Western Alliance Bancorporation 2005 Stock Incentive Plan, as amended and restated effective April 7, 2023 (the “Plan”), the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan (the “Plan Prospectus”) in the form most recently prepared in connection with the registration with the Securities and Exchange Commission of shares issuable pursuant to the Plan, (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Plan Administrator upon any questions arising under the Grant Notice, this Agreement or the Plan.
1.    Definitions and Construction.
1.1.    Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.
(a)    “Competing Line of Business” means a business that involves a product or service offered by anyone other than the Company that would replace or compete with any product or service offered or to be offered by the Company with which the Participant had involvement or substantial knowledge while employed by the Company (unless the Company and its subsidiaries are no longer engaged in or planning to engage in that line of business).
(b)    “Plan Administrator” shall mean the Compensation Committee of the Board.
(c)    “Qualified Retirement” means a voluntary resignation of an individual who (i) is at least sixty (60) years old, (ii) has provided at least ten (10) years of Service, (iii) does not take a job with another financial services company or participate in a Competing Line of Business with the Company during the vesting period, and (iv) enters into and does not terminate a Consulting Agreement with the Company, substantially in the form attached hereto as Exhibit A, effective as of the date of such voluntary resignation as an employee.
1.2.    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.    Administration.
All questions of interpretation concerning the Grant Notice, this Agreement and the Plan shall be determined by the Plan Administrator. All determinations by the Plan Administrator shall be final and binding upon all persons having an interest in the Award. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided that such officer has apparent authority with respect to such matter, right, obligation, or election.
3.    The Award.
3.1.    Grant of Restricted Stock. This grant is an award of Stock in the Number of Restricted Shares set forth on the Grant Notice, subject to the vesting conditions described below (“Restricted Stock”).
3.2.    No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Restricted Stock, the consideration for which shall be past services actually rendered and/or future services to be rendered to the Company (or any Affiliate) or for its benefit. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to the Company (or any Affiliate) or for its benefit having a value not less than the par value of the shares of Stock.
4.    Issuance and Vesting.
4.1.    In General. On the Grant Date, the Participant will acquire and the Company will issue in the Participant’s name, subject to the provisions of this Agreement, the Restricted Stock.
4.2.    Time of Vesting. Except as provided below, a portion of the shares of Restricted Stock granted hereunder shall become Vested Shares on each applicable date (each a “Vesting Date”) as provided in the Grant Notice. If, however, any such Vesting Date occurs during a period in which the Participant is (i) subject to a lock-up agreement restricting his/her ability to sell shares of Stock in the open market or (ii) restricted from selling shares of Stock in the open market because he/she is not then eligible to sell under the Company’s insider trading or similar plan as then in effect (whether because a trading window is not open or the Participant is otherwise restricted from trading), vesting in such shares of Stock will be delayed until the first date (which shall the be treated as the applicable Vesting Date) on which the Participant is no longer prohibited from selling shares of Stock due to a lock-up agreement or insider trading plan restriction provided that the Participant has been continuously in Service to the Company or an Affiliate from the Grant Date until such delayed Vesting Date.
4.3.    Effect of Death or Termination Due to Disability. In the event of the Participant’s death or termination of Service due to Disability prior to any Vesting Date, outstanding shares of Restricted Stock shall become Vested Shares on such Vesting Date if the Participant continues to satisfy the definition of Disability on each Vesting Date, as applicable. If the Participant experiences a termination of Service due to Disability and the Participant does not satisfy the definition of Disability at any point during the vesting period, all unvested shares of Restricted Stock shall be forfeited as provided below.
4.4.    Effect of Qualified Retirement. In the event of the Qualified Retirement of the Participant prior to any Vesting Date, outstanding shares of Restricted Stock shall become Vested Shares on such Vesting Date if the Participant continues to satisfy the definition of Qualified Retirement on each such Vesting Date. If the Participant does not satisfy the definition of Qualified Retirement at any point during the vesting period, all unvested shares of Restricted Stock shall be forfeited as provided below. For the avoidance of doubt, the only available remedy under this Agreement for failure to satisfy the definition of Qualified Retirement, including the definitional requirement that the Participant does not take a job with another financial services company or participate in a Competing Line of Business during the vesting period, is the cancelation of the unvested shares of Restricted Stock, and not, for example, enforcement of that requirement through injunction or similar action.  In addition, if such feature of the Qualified Retirement definition is determined to be invalid or unenforceable as to the Participant by judicial or arbitral decision, then the Qualified Retirement provisions herein shall not be applicable in any manner to the Participant.
5.    Termination of Service; Forfeiture of Unvested Restricted Stock.
Unless specifically provided above, in the event that the Participant’s Service terminates prior to any Vesting Date for any reason or no reason, with or without cause, the Participant shall forfeit and the Company shall automatically reacquire all shares of Restricted Stock subject to this Award which are not then Vested Shares. With respect to all shares of Restricted Stock that are forfeited, the Participant agrees that forfeited shares shall be deemed canceled and returned to the Company and that the Participant will have no further incidents of ownership, including no right to receive dividends or other distributions with respect to forfeited shares. The Participant does hereby irrevocably constitute and appoint the Company’s Chief Financial Officer, Controller or other officer as appointed by the Board as the Participant’s agent and/or attorney (in any case, “Attorney”) to transfer any forfeited shares of Restricted Stock on the books of the Company with full power of substitution in the premises. The Attorney shall use the authority granted in this Section 5 to cancel any shares of Restricted Stock that are forfeited.
6.    Tax-Related Items.
6.1.    Participant Responsible for Tax-Related Items. Regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount (if any) withheld by the Company. The Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock, including but not limited to the grant, issuance, or vesting of the Restricted Stock, (ii) does not commit to and is under no obligation to structure the terms of the Award or any aspect of the Restricted Stock to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any specific tax result and (iii) does not commit to and is under no obligation to use a withholding method for Tax-Related Items which results in the most favorable or any particular tax treatment for the Participant. If the Participant becomes subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
6.2.    Tax Withholding. In the event the Company determines that it must withhold any Tax-Related Items, the Participant agrees, as a condition of the grant of the Restricted Stock, to make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements by all legal means, including, but not limited to, retaining and taking ownership of shares of Stock to be delivered upon vesting of the Award (based on the fair market value of the shares on the applicable date for determining the tax withholding obligations), withholding the Tax-Related Items from the Participant’s wages, salary, other cash compensation, and/or any cash payment in settlement of any portion of the Award, in an amount which does not exceed the maximum statutory tax rate in the applicable jurisdiction. The Company may refuse to deliver any shares of

Stock upon vesting of the Award if the Participant fails to comply with any obligations in connection with the Tax-Related Items. Notwithstanding the foregoing, if the Participant is subject to the short-swing profit rules of Section 16(b) of the Exchange Act, the Company will withhold in shares of Stock upon the relevant withholding event, unless otherwise determined by the Committee.
7.     Section 83(b) Election.
Under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the difference between the purchase price paid for the shares of Stock and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time. For this purpose, "forfeiture restrictions" include the forfeiture as to unvested Stock described above. Participant may elect to be taxed at the time the shares are acquired, rather than when such shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Grant Date. Participant will have to make a tax payment to the extent the purchase price is less than the fair market value of the shares on the Grant Date. No tax payment will have to be made to the extent the purchase price is at least equal to the fair market value of the shares on the Grant Date. The form for making this election is attached as Exhibit B hereto. Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by Participant (in the event the fair market value of the shares as of the vesting date exceeds the purchase price) as the forfeiture restrictions lapse.
YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF. YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(b) ELECTION.
8.    Adjustments for Changes in Capital Structure.
In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of shares covered by this grant may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. The Participant’s Restricted Stock shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.
9.    Book-Entry Shares.
Unless you are notified otherwise, the Company will use the book-entry method of recording share issuance. Notwithstanding the foregoing, in lieu of the using the book-entry method, the Company may issue certificates under this Agreement and hold the share certificates in escrow until the applicable Vesting Date.
10.    Legends.
The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of Restricted Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.
11.    Rights as a Stockholder or Employee.
11.1.    Stockholder Rights. The Participant has the right to vote the Restricted Stock and to receive any dividends declared or paid on such stock. Any distributions the Participant receives as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be deemed to be a part of the Restricted Stock and subject to the same conditions and restrictions applicable thereto. The Company may in its sole discretion require any dividends paid on the Restricted Stock to be reinvested in shares of Stock, which the Company may in its sole discretion deem to be a part of the shares of Restricted Stock and subject to the same conditions and restrictions applicable thereto. Except as described in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued.
11.2.    Retention Rights. If the Participant is an Employee, the Participant understands and acknowledges that the Participant’s employment is “at will” and for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in Service or interferes in any way with any right of the Company or any Affiliate to terminate the Participant’s Service at any time.
12.    Trade Secrets, Confidential Information & Non-Solicitation.
12.1.    Use of Trade Secrets and Confidential Information. During the course of your Service you will acquire, knowledge of the Company’s Trade Secrets (as defined below) and other proprietary information relating to its business, business methods, personnel, customers, and clients (collectively referenced as “Confidential Information”). You agree that Confidential Information of the Company is to be used by you solely and exclusively for the purpose of conducting business on behalf of the Company. You shall keep such Confidential Information confidential and not divulge, use or disclose this information except for that purpose. If you resign or are terminated from Service for any reason, you shall immediately return to the Company all Records and Confidential Information, including information maintained by you in your office, personal electronic devices, and/or at home. Confidential Information also includes any organizational information or staffing information learned in connection with your Service to the Company, and you shall not (i) share such information with any recruiters or any other employers, either during or subsequent to your Service to the Company, or (ii) use or permit use of such as a means to recruit or solicit any Company Employee (as defined below) away from the Company.
“Trade Secrets” are defined as information, including but not limited to, a formula, pattern, compilation, program, device, method, technique, or process, that: (1) derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use and (2) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. The Company’s Trade Secrets include, but are not limited to, the following:
(a) the names, address, and contact information of the Company’s customers or clients and prospective customers and clients, as well as any other personal or financial information relating to any customer, client, or prospect, including, without limitation, account numbers, balances, portfolios, maturity and/or expiration or renewal dates, loans, policies, investment activities, purchasing practices, financial plans, insurance, annuity policies and objectives;
(b) any information concerning the Company’s operations, including without limitation, information related to its methods, services, pricing, costs, margins and mark-ups, finances, practices, strategies, business plans, agreements, decision-making, systems, technology, policies, procedures, marketing, sales, techniques, agent information and processes;
(c) any other proprietary and/or confidential information relating to the Company’s customers, clients, employees, products, services, sales, technologies, or business affairs.

Records of the Company also constitute Confidential Information. Your obligation to maintain the confidentiality of the Company’s Records continues at all times during and after your Service to the Company. “Records” include, but are not limited to, original, duplicated, computerized, memorized, handwritten or any other form of information, whether contained in materials provided to you by the Company, or by any institution acquired by the Company, or compiled by you or others in any form or manner including information in documents or electronic devices, such as software, flowcharts, graphs, spreadsheets, resource manuals, videotapes, calendars, day timers, planners, rolodexes, or telephone directories maintained in personal computers, laptop computers, personal digital assistants or any other devices. Records do not become any less confidential or proprietary to the Company because you may commit some of them to memory or because you may otherwise maintain them outside of the Company’s offices.
12.2.    Non-Solicitation. In consideration of the Company entering into this Agreement with you, and due to your access to certain of the Company’s Trade Secrets and confidential and proprietary information that could cause irreparable harm to the Company in the event of an unauthorized disclosure, you agree to abide by the following protective covenants set forth below:
(a) No Solicitation of Clients, Customers, or Prospective Clients or Customers. During your employment with the Company and for a period of twelve (12) months following your resignation or the termination of your employment for any reason, you shall not (in person or through assistance to others) solicit, participate in, or promote the solicitation of or communication with, any clients, customers, or prospective clients or customer of the Company in association with or pursuit of a Competing Line of Business (as defined below) if you either had business-related contact with that client, customer, or prospective client or customer or received Confidential Information about that client, customer or prospective client or customer in the last two years of your employment at the Company; provided that, if you are a resident of the state of California and subject to the laws of the state of California, the restriction in this paragraph will apply only to solicitations or communications made with the assistance of the Company’s Confidential Information or Trade Secrets
(b) No Solicitation of the Company Employees. During your employment with the Company and for a period of twelve (12) months following your resignation or the termination of your employment for any reason, you will not (in person or through assistance to others) participate in soliciting, recruiting, or communicating with a Company Employee for the purpose of persuading or helping the Company Employee to end or reduce his or her employment or other relationship with the Company if you either worked with that the Company Employee or received Confidential Information or Trade Secrets about that Company Employee in the last two years of your employment with the Company.
As used in this section, a reference to the “Company” shall include Western Alliance Bancorporation and its affiliates. “Company Employee” means an individual employed by or retained as a consultant or contractor to the Company.
This section is not intended to limit the Company’s right to prevent misappropriation of its Confidential Information, Records, or Trade Secrets beyond the twelve month period.
13.    Miscellaneous Provisions.
13.1.    Compensation Recovery (Clawback). The Award is subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder (the “Dodd Frank Clawback Rules”), and (ii) the

Company’s Dodd Frank Clawback Policy and any other policies adopted by the Company to implement such requirements, all to the extent determined by the Company in its discretion to be applicable to the Participant. For the avoidance of doubt, if the Dodd-Frank Clawback Rules and any implementing policy apply to the Participant, then the Company may take action against this Award or any proceeds the Participant receives from it (including pursuant to the Consulting Agreement described herein) to recover any erroneously awarded compensation the Participant may have received from the Company (whether related to this Award or otherwise), all in accordance with the Dodd-Frank Clawback Rules and the applicable implementing policy and subject to the requirements of applicable law.
13.2.    Termination or Amendment. The Plan Administrator may terminate or amend the Plan or this Agreement at any time; provided, however, no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A of the Code. No amendment or addition to this Agreement shall be effective unless in writing.
13.3.    Nontransferability of the Award. To the extent not yet vested, neither this Award nor any Restricted Stock subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.
13.4.    Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
13.5.    Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
13.6.    Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company or an Affiliate, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.
(a)    Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b)    Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 13.6(a) of this Agreement and consents to the electronic delivery of the Plan documents and Grant Notice, as described in Section 13.6(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 13.6(a) or may change the electronic mail address to which such documents are to be delivered (if the Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.6(a).
13.7.    Integrated Agreement. The Grant Notice, this Agreement and the Plan shall constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein or therein and will supersede any prior agreements, understandings, restrictions, representations, or warranties between the Participant and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Grant Notice, the Agreement, and the Plan shall survive any settlement of the Award and shall remain in full force and effect.
13.8.    Applicable Law. This Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.
13.9.    Counterparts. The Grant Notice may be executed in counterparts, each of which is deemed an original, but all of which together constitute one and the same instrument.

1.1.    EXHIBIT A

CONSULTING AGREEMENT
    THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of the ____ day of _____________, ______, by and between [EMPLOYEE NAME] (“Consultant”) and Western Alliance Bancorporation (the “Company”).
W I T N E S E T H:
    WHEREAS, the Company desires to have the benefit of the advice, counsel and services of the Consultant for a period of time under the terms set forth in this Agreement to assist in its business.
    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Consultant agree as follows:
     1.    Consulting Services. During the “Consulting Period” (as defined below), the Consultant shall stand ready and shall furnish to the Company or the Company’s subsidiaries and affiliates such reasonable services of an advisory or consulting nature with respect to its business and affairs as the Company may reasonably call upon the Consultant to furnish, subject to the Consultant’s health, family, and other business commitments. The parties agree that during the Consulting Period (i) the Consultant shall be available upon reasonable notice and at reasonable times for periodic consultations, either in person or by telephone/video conference, not to exceed [160] hours of service in any calendar year, [32] hours in any calendar month, or [12] hours on any day, unless agreed to in writing by the parties; (ii) in performing consulting services hereunder, the Consultant shall not be an employee of the Company but shall act in the capacity of independent contractor, and (iii) the Consultant shall not be required to render such services during Company holidays, vacation periods, or times of illness, disability or other incapacity. The “Consulting Period” means the period beginning as of the Consultant’s termination of employment with the Company and continuing until the first to occur of the following: (w) the Consultant provides the Company with written notice that the Agreement is terminated, (x) the Company provides the Consultant with written notice that the Agreement is terminated, which such notice may not be provided before the last scheduled vesting date of any Company equity compensation award that is outstanding as of the date of this Agreement, (y) the Company terminates the Consultant’s service because of the Consultant’s permanent and total disability, as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), and (z) the Consultant’s death. The parties intend that the Consultant shall have experienced a “separation from service” as defined under Section 409A of the Code upon the Consultant’s termination of services to the Company as an employee and regardless of the commitment to stand ready to provide consulting services under this Agreement.
     2.    Payment for Consulting Services. In consideration of the Consultant's obligation to be available to and to render advisory and consulting services pursuant to the provisions of paragraph 1, the Company shall pay to the Consultant compensation in the amount of $_____ per documented hour of such service.1 The Consultant shall provide the Company with reasonable documentation of any such services on a monthly basis no later than the end of the following month, and the Company shall pay such amounts no later than 30 days after receipt. Services as a director to the Company or any of its subsidiaries and affiliates shall not be Consulting Services and will not be eligible for payment pursuant to this Agreement.
     3.    Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by intraoffice mail, by electronic mail or other electronic means, or via a postal service, postage prepaid, to such
1 NTD: The amount entered would be based on the executive’s base salary expressed as an hourly rate assuming 40 hours per week.

electronic mail or postal address and directed to such person as the Company may notify the Consultant from time to time; and to the Consultant at the Consultant’s electronic mail or postal address as shown on the records of the Company from time to time or as otherwise determined appropriate by the Company, in its sole discretion, or at such other electronic mail or postal address as the Consultant, by notice to the Company, may designate in writing from time to time.
     4.    Entire Agreement. This Agreement contains the entire agreement between the Company and the Consultant with respect to the subject matter hereof, and no amendment, modification or cancellation hereof shall be effective unless the same is in writing and executed by the parties hereto (or by their respective duly authorized representatives).
     5.    Applicable Law. This Agreement shall be enforced, interpreted and construed under the laws of the State of Arizona, without reference to its conflict of laws provisions.
     6.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, legal representatives, successors and assigns, if any.
     7.    Captions. The captions and headings set forth in this Agreement are for convenience of reference only and shall not be construed as a part of this Agreement.
     8.    Multiple Originals. This Agreement is executed in multiple originals, each of which shall be deemed an original hereof.

[signatures on next page]

    IN WITNESS WHEREOF, the Consultant and the Company have caused this Agreement to be duly executed as of the day and year first above written.
                        CONSULTANT
                        _____________________________
                        [name]

                        COMPANY
                        Western Alliance Bancorporation
                        By:________________________________
                         Name:___________________________
                         Title:__________________________
EXHIBIT B

ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE

    The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.    The name, address and social security number of the undersigned:
Name:
Address:

Social Security No. :
2.    Description of property with respect to which the election is being made:
             shares of common stock, par value $.0001 per share,     Western Alliance Corporation, a Delaware corporation, (the “Company”).
3.    The date on which the property was transferred is ____________ __,             20__.
4.    The taxable year to which this election relates is calendar year 20__.
5.    Nature of restrictions to which the property is subject:
The shares of stock are subject to the provisions of a Restricted Stock             Agreement between the undersigned and the Company. The shares of             stock are subject to forfeiture under the terms of the Agreement.
6.    The fair market value of the property at the time of transfer (determined             without regard to any lapse restriction) was $__________ per share, for a             total of $__________.
7.    The amount paid by taxpayer for the property was $__________.
8.    A copy of this statement has been furnished to the Company.
Dated: _____________, 20__

Taxpayer’s Signature

Taxpayer’s Printed Name

PROCEDURES FOR MAKING AN ELECTION
UNDER INTERNAL REVENUE CODE SECTION 83(b)

Whether or not to make the election is your decision and may create tax consequences for you. You are advised to consult your tax advisor if you are unsure whether or not to make the election. The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code Section 83(b) in order for the election to be effective:

1.    You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Grant Date of your Restricted Stock.

2.    At the same time you file the election form with the IRS, you must also give a copy of the completed election form and evidence of its filing to the Secretary of the Company.

3.    You must file another copy of the election form with your federal income tax return (generally, Form 1040) for the taxable year in which the stock is transferred to you.